UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) December 22, 2015

Pennsylvania Real Estate Investment Trust
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

PM Gallery LP, a 50/50 joint venture of Pennsylvania Real Estate Investment Trust (“PREIT”) and The Macerich Company (“Macerich”), is the owner, in fee or by leasehold as described below (“PM Gallery”), of Fashion Outlets of Philadelphia at Market East, formerly known as “The Gallery” or the “Gallery at Market East” (“Fashion Outlets of Philadelphia”), and the related assemblage of properties on East Market Street in Center City Philadelphia, Pennsylvania. Fashion Outlets of Philadelphia consists generally of: (i) fee interests in portions of the property at 801 Market Street; (ii) an interest as a lessee pursuant to a ground lease with the Philadelphia Redevelopment Authority (“PRA”), an authority with close ties to the City of Philadelphia (the “City”), for the property at 833 Market Street; (iii) a fee interest in the property at 907-937 Market Street; and (iv) interests as a ground lessee pursuant to leases with the PRA for the properties at 1001 through 1025 Market Street. (The foregoing ground leases are herein collectively referred to as the “Ground Leases.”) These properties constitute interconnected structures, originally intended to form an integrated retail shopping center. Certain common and other areas serving the assemblage of properties were retained by PRA (that is, they were not leased pursuant to the Ground Leases), and such areas have been maintained pursuant to maintenance agreements with two nonprofit maintenance corporations originally formed and funded by stakeholders in the shopping center, including, inter alia, PRA, the Philadelphia Authority for Industrial Development (“PAID”), the City and certain predecessors-in-interest of subsidiaries of PM Gallery that own fee and leasehold interests in Fashion Outlets of Philadelphia.

On December 22, 2015, subsidiaries of PM Gallery entered into amendments to the Ground Leases with the PRA (collectively, the “Amended Ground Leases”). Among other things, the Amended Ground Leases contain provisions that: (i) extend the term of each lease so as to expire on December 31, 2084 (with potential additional automatic extensions); (ii) expand the scope of the leasehold to incorporate certain common areas and air rights; (iii) broaden the permitted uses of the premises to include hospitality, hotel, entertainment, office and other uses; (iv) reduce the minimum rent under each lease to a nominal amount, and (v) make the appropriate subsidiaries of PM Gallery responsible for real estate taxes and insurance coverage.

The Amended Ground Leases obligate two subsidiaries of PM Gallery to commence and complete a comprehensive redevelopment of Fashion Outlets of Philadelphia costing not less than $300.0 million within 48 months after the commencement of construction on the project. The operating partnerships of PREIT and Macerich have jointly and severally guaranteed this obligation and certain other obligations of these PM Gallery subsidiaries.

The Amended Ground Leases and related documents provide for the parties’ mutual release and settlement of all claims, including but not limited to (i) financial claims that arose from prior obligations of PRA, the City and PAID under the Ground Leases or related to maintenance or repair of the properties and common areas required by the maintenance agreements, and (ii) financial claims that arose from prior obligations of the PM Gallery subsidiaries and their predecessors-in-interest under the Ground Leases. Under the Amended Ground Leases, subsidiaries of PM Gallery assume full responsibility for the maintenance of all of the properties that collectively constitute Fashion Outlets of Philadelphia, including any maintenance obligations that were previously the responsibility of the two nonprofit maintenance corporations.

Upon the satisfaction of certain conditions, it is anticipated that fee title to the underlying properties (that are leased pursuant to the Amended Ground Leases) may be transferred to subsidiaries of PM Gallery for a nominal price, subject to a perpetual public access easement over and through the common areas of the properties and one of the other properties that is part of Fashion Outlets of Philadelphia. The Amended Ground Leases will also be subject to the aforesaid perpetual public access easement.

PM Gallery intends to finance a portion of the cost of the redevelopment project using grants, loans, funding arrangements, tax incremental finance and other arrangements provided or facilitated by governmental entities. The aggregate amount of funding from such sources has not yet been finalized.

Forward Looking Statements

This Current Report on Form 8-K contains certain "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: our substantial debt, stated value of preferred shares and our high leverage ratio; constraining leverage, interest and tangible net worth covenants under our 2013 Revolving Facility and our Term Loans; potential losses on impairment of certain long-lived assets, such as real estate, or of intangible assets, such as goodwill, including such losses that we might be required to record in connection with any dispositions of assets; changes to our corporate management team and any resulting modifications to our business strategies; our ability to refinance our existing indebtedness when it matures, on favorable terms or at all; our ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties or interests in properties, or through other actions; our ability to identify and execute on suitable acquisition opportunities and to integrate acquired properties into our portfolio; our partnerships and joint ventures with third parties to acquire or develop properties; our short- and long-term liquidity position; current economic conditions and their effect on employment, consumer confidence and spending and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions and on our cash flows, and the value and potential impairment of our properties; general economic, financial and political conditions, including credit market conditions, changes in interest rates or unemployment; changes in the retail industry, including consolidation and store closings, particularly among anchor tenants; the effects of online shopping and other uses of technology on our retail tenants; our ability to sell properties that we seek to dispose of or our ability to obtain estimated sale prices; our ability to maintain and increase property occupancy, sales and rental rates, in light of the relatively high number of leases that have expired or are expiring in the next two years; acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales; increases in operating costs that cannot be passed on to tenants; risks relating to development and redevelopment activities; concentration of our properties in the Mid-Atlantic region; changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors; and potential dilution from any capital raising transactions. Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Report on Form 10-Q in the section entitled "Item 1A. Risk Factors." We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: December 28, 2015	By: /s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel